Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of Investview, Inc. of our report dated June 29, 2020, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Investview, Inc. for the years ended March 31, 2020 and 2019.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
June 29, 2020